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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-37440) pertaining to the (1) HealthStream, Inc. 1994 Employee Stock Option Plan; (2) HealthStream, Inc. 2000 Stock Incentive Plan; and (3) HealthStream, Inc. Employee Stock Purchase Plan, of our report dated February 12, 2003, with respect to the consolidated financial statements of HealthStream, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                           /s/ Ernst & Young LLP

Nashville, Tennessee
March 25, 2003

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